Morgan Stanley Income Securities Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Alpha Natural Resources Inc. 6.00%
due 6/1/2019
Purchase/Trade Date:	5/18/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $65,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets:  0.04
Brokers: Morgan Stanley, Citi, BofA Merrill Lynch, RBS, PNC
Capital Markets LLC, Mitsubishi UFJ Securities
Purchased from: Banc of America

Securities Purchased:	Chrysler Group LLC 8.000% due 6/15/2019
Purchase/Trade Date:	5/19/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets:  0.12
Brokers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, Banca IMI S.p.A, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC Purchased from: Banc of America

Securities Purchased:	International Lease Finance Co. 5.750%
due 5/15/2016
Purchase/Trade Date:	5/19/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $685,000
Percentage of Offering Purchased by Fund: 0.069
Percentage of Fund's Total Assets:  0.41
Brokers: Barclays Capital, JP Morgan, RBC Capital Markets, UBS
Investment Bank, BofA Merrill Lynch, Deutsche Bank Securities,
Goldman, Sachs & Co., Macquarie Capital, Morgan Stanley
Purchased from: JP Morgan

Securities Purchased:	International Lease Finance Co. 6.250%
due 5/15/2019
Purchase/Trade Date:	5/19/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $710,000
Percentage of Offering Purchased by Fund: 0.057
Percentage of Fund's Total Assets:  0.43
Brokers: Barclays Capital, JP Morgan, RBC Capital Markets, UBS
Investment Bank, BofA Merrill Lynch, Deutsche Bank Securities,
Goldman, Sachs & Co., Macquarie Capital, Morgan Stanley
Purchased from: Barclays Capital

Securities Purchased:	Barrick North America Finance 4.400%
due 5/30/2021
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.936
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $585,000
Percentage of Offering Purchased by Fund: 0.043
Percentage of Fund's Total Assets:  0.35
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JPMorgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO Capital Markets, BNP Paribas, Mitsubishi UFJ Securities, Societe Generale, TD Securities, UBS Investment Bank
Purchased from: Royal Bank of Canada

Securities Purchased:	Fiserv Inc. 3.125% due 6/15/2016
Purchase/Trade Date:	6/6/2011
Offering Price of Shares: $99.940
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $590,000
Percentage of Offering Purchased by Fund: 0.098
Percentage of Fund's Total Assets:  0.35
Brokers: BofA Merrill Lynch, JP Morgan, SunTrust Robinson Humphrey, Mitsubishi UFJ Securities, US Bancorp, Credit Suisse, Wells Fargo Securities, PNC Capital Markets LLC, RBC Capital Markets, RBS, TD Securities, BB&T Capital Markets, KeyBanc Capital Markets, Comerica Securities, Citi
Purchased from: JP Morgan

Securities Purchased:	Teck Resources Ltd. 4.750% due 1/15/2022
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.843
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $630,000
Percentage of Offering Purchased by Fund: 0.090
Percentage of Fund's Total Assets:  0.38
Brokers: Citi. BofA Merrill Lynch, JP Morgan, Goldman, Sachs &
Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS
Investment Bank, Deutsche Bank Securities, HSBC, Mizuho
Securities, BNP Paribas, Scotia Capital
Purchased from: JP Morgan

Securities Purchased:	Teck Resources Ltd. 6.250% due 7/15/2041
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.715
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $705,000
Percentage of Offering Purchased by Fund: 0.071
Percentage of Fund's Total Assets:  0.43
Brokers: Citi. BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS
Investment Bank, Deutsche Bank Securities, HSBC, Mizuho
Securities, BNP Paribas, Scotia Capital
Purchased from: JP Morgan

Securities Purchased:	Kinross Gold Corp. 5.125% due 9/1/2021
Purchase/Trade Date:	8/15/2011
Offering Price of Shares: $99.141
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $460,000
Percentage of Offering Purchased by Fund: 0.092
Percentage of Fund's Total Assets:  0.27
Brokers: BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, BNP Paribas, RBC Capital Markets, Societe Generale, BMO Capital Markets, CIBC, Credit Suisse, Griffiths McBurney Corp., J.P. Morgan, Soctia Capital
Purchased from: Banc of America

Securities Purchased:	XL Group Ltd. 5.75% due 10/1/2021
Purchase/Trade Date:	 9/27/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund: 0.20
Percentage of Fund's Total Assets:  0.49
Brokers: Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Comerica Securities Inc., Credit Agricole Securities (USA) Inc., ING Financial
Markets LLC, Lloyds Securities Inc., Mizuho Securities USA Inc., RBS Securities Inc., Scotia Capital (USA) Inc., UBS Securities LLC Purchased from: Wells Fargo